UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 22, 2019

NEVADA GOLD & CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Powell Avenue SW Suite 100 Renton, Washington	98057
(Address of principal executive offices)	(Zip Code)

(702) 685-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

A special meeting of shareholders of Nevada Gold & Casinos, Inc. (the “Company”) was held on Friday, February 22, 2019, at the Tropicana Las Vegas Casino Hotel, 3801 Las Vegas Boulevard South, Las Vegas, Nevada 89109. At the meeting 11,618,996 shares of the Company’s common stock were represented, either in person or by proxy, constituting 65% of the outstanding stock of the Company. The following matters were acted upon:

1. Approval of Agreement and Plan of Merger

The Agreement and Plan of Merger by and among Nevada Gold & Casinos, Inc., Maverick Casinos, LLC and Maverick Casinos Merger Sub, Inc. was approved by the following vote:

For:	Against:	Abstain:	Broker Non-Votes:

11,237,593	298,722	7,114	75,565

2. Advisory vote to approve named executive officer compensation.

The Advisory vote to approve named executive officer compensation in connection with the proposed merger was approved by the following vote:

For:	Against:	Abstain:	Broker Non-Votes:

8,885,703	2,725,461	7,831	0

3. Proposal to adjourn the special meeting

A proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve the Merger Agreement. The proposal was approved by the following vote:

For:	Against:	Abstain:	Broker Non-Votes:

11,306,648	99,112	137,668	75,566

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: February 22, 2019	By:	/s/ James D. Meier
James D. Meier
Vice President and CFO